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                                                                      EXHIBIT 11
                   MOHAWK INDUSTRIES, INC.  AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K, Item
      601(b)(11) and FAS No. 128.
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                                                             Three Months Ended                    Nine Months Ended
                                                        -------------------------------      -----------------------------
                                                        September 26,     September 27,      September 26,   September 27,
                                                            1998               1997               1998          1997
                                                        -------------     -------------      -------------   -------------
Net earnings                                             $ 32,467             20,853             77,829         48,707
                                                         ========            =======            =======        =======

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding           52,385             51,935             52,310         51,840

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net       734                519                747            476
                                                         --------            -------            -------        -------

Weighted-average common and dilutive potential
    common shares outstanding                              53,119             52,454             53,057         52,316
                                                         ========            =======            =======        =======


Basic earnings per share                                 $   0.62               0.40               1.49           0.94
                                                         ========            =======            =======        =======

Diluted earnings per share                               $   0.61               0.40               1.47           0.93
                                                         ========            =======            =======        =======


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